SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                            -----------------------

       Date of Report (Date of earliest event reported):December 14, 1999

      IMPAX LABORATORIES, INC. (formerly Global Pharmaceutical Corporation)
      ---------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                           0-27354                         65-0403311
----------------------------         ------------------------            ----------------------
(State or other jurisdiction         (Commission File Number)               (I.R.S. Employer
     of incorporation or                                                 Identification Number)
        organization)

                              30831 Hayward Avenue
                            Hayward, California 94544
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (215) 289-2220
          ------------------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 2.  Acquisition or Disposition of Assets

     On December 14, 1999 Global Pharmaceutical Corporation ("Global") combined with Impax Pharmaceuticals, Inc. ("Old Impax") through merger. Global, the surviving corporation of the merger, changed its name and the combined company is now known as Impax Laboratories, Inc. (the "Company"). The merger was accounted for as a reverse acquisition of Global by Old Impax under the purchase accounting method for financial reporting purposes in accordance with generally accepted accounting principles. As a result of the merger, the Company's financial condition and results of operations are being reported on the basis of Old Impax's historical financial statements.

     In the merger Global acquired all of the assets of Old Impax. These assets were utilized in Old Impax's business of formulation and commercialization of specialty and controlled-release oral pharmaceuticals utilizing proprietary and non-proprietary drug delivery technologies. These technologies are being applied initially to the development of generic versions of selected high sales volume, controlled-release brand name pharmaceuticals.

     As a result of arms-length negotiations between Global and Old Impax, on the date of the merger the following shares of Global and Old Impax were converted into capital stock for the Company:

     o each outstanding share of Old Impax common stock, Series A preferred stock and Series B preferred stock was converted into 3.3358 shares of the Company's common stock.

     o each outstanding share of Old Impax Series C preferred stock was converted into 5.849 shares of the Company's common stock.

     o every 20 outstanding shares of Old Impax Series D preferred stock was converted into one share of the Company's Series 1-B preferred stock.

     o each outstanding share of Global Series C preferred stock was converted into 50 shares of the Company's common stock.

     o each outstanding share of Global Series D preferred stock was converted into one share of the Company's Series 1-A preferred stock.

     In the merger the Company issued 17,103,094 shares of its common stock,50,000 shares of its Series 1-A preferred stock (each share of which is convertible into 2,500,000 shares of the Company's common stock) and 170,000 shares of Series 1-B Preferred Stock (each share of which is convertible into 11,341,720 shares of the Company's common stock).

ITEM 7.  Financial Statements and Exhibits

     The following financial statements, pro forma financial information and exhibits are being filed as part of this report:

     (1) The following financial statements with respect to Old Impax, attached hereto as Appendix I.

         Balance Sheet as of December 31, 1998 and June 30, 1999 (unaudited)

         Statements of Operations for the period from September 27, 1994 (Date of Inception) to June 30, 1999, the years ended December 31, 1998 and 1997 and six months ended June 30, 1999 and 1998 (unaudited)

         Statement of Cash Flows for the period from September 27, 1994 (Date of Inception) to June 30, 1999, the years ended December 31, 1998 and 1997 and six months ended June 30, 1999 and 1998 (unaudited)

         Statement of Changes in Shareholders' Equity from September 27, 1994 to December 31, 1998 and for the six months ended June 30, 1999 (unaudited)

         Notes to Financial Statements

     (2) The following pro forma financial information with respect to the Company, attached hereto as Appendix II.

         Pro Forma Condensed Balance Sheet at June 30, 1999

         Pro Forma Condensed Statement of Income for the year ended December 31, 1998 and the six months ended June 30, 1999

     (3) Exhibits

Number   Title
------   -----

 2.1 Agreement and Plan of Merger, dated as of July 26, 1999, between Global Pharmaceutical Corporation and Impax Pharmaceuticals, Inc.*

 3.1 Certificate of Designations of Series 1-A Convertible Preferred Stock and Series 1-B Convertible Preferred Stock.*

-------------
* Incorporated by reference to such exhibit previously filed with the Company's Registration Statement on Form S-4 (Registration # 333-90599) filed with the Securities and Exchange Commission on November 9, 1999.

                                   APPENDIX I

                       Report of Independent Accountants

To the Board of Directors and Shareholders
Of Impax Pharmaceuticals, Inc.

     In our opinion, the accompanying balance sheet and the related statements of operations, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Impax Pharmaceuticals, Inc. (the Company) (a company in the development stage) at December 31, 1998 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
August 6, 1999

                           IMPAX PHARMACEUTICALS, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                                  BALANCE SHEET
                                 (in thousands)

                                                                              June 30,      December 31,
                                                                                1999            1998
                                                                           -------------   -------------
                                                                            (unaudited)
ASSETS
Current assets:
 Cash and cash equivalents .............................................     $     589       $     370
 Short-term investments ................................................         8,062              --
 Prepaid expenses and other ............................................           278              41
                                                                             ---------       ---------
   Total current assets ................................................         8,929             411
Property and equipment, net ............................................         2,850           2,970
Other assets ...........................................................           109              27
                                                                             ---------       ---------
    Total assets .......................................................     $  11,888       $   3,408
                                                                             =========       =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Advances from shareholders ............................................     $      --       $      80
 Accounts payable ......................................................           378             909
 Accounts payable -- related party .....................................            --              93
 Accrued expenses ......................................................            53             124
                                                                             ---------       ---------
    Total current liabilities ..........................................           431           1,206
Accrued compensation ...................................................           520             520
                                                                             ---------       ---------
                                                                                   951           1,726
                                                                             ---------       ---------
Commitments and contingencies (Note 8) Shareholders' equity:
 Redeemable Convertible Preferred Stock:
   Series A, no par value, 1,600 shares authorized, 1,580
    shares issued and outstanding at June 30, 1999 and December
    31, 1998 (Liquidation value: $1,580) ...............................         1,580           1,580
   Series B, no par value, 500 shares authorized, 429 shares issued and outstanding (Liquidation value: $2,143) at June 30, 1999;
    410 shares issued and outstanding (Liquidation value: $2,050)
    at December 31, 1998 ...............................................         2,143           2,050
   Series C, no par value, 600 shares authorized, 520 shares
    issued and outstanding (Liquidation value: $4,559) at June 30,
    1999 and December 31, 1998 .........................................         4,276           4,276
   Series D Subscriptions ..............................................            --           4,300
   Series D, no par value, 3,400 shares authorized, 3,400
    shares issued and outstanding (Liquidation value: $17,000) .........        17,000              --
   Common Stock, no par value, 15,000 shares authorized,
    2,147 shares issued and outstanding at June 30, 1999 and
    December 31, 1998 ..................................................           335             335
 Additional paid-in capital ............................................         2,227             422
 Unearned compensation .................................................        (1,715)             --
 Accumulated deficit during development stage ..........................       (14,909)        (11,281)
                                                                             ---------       ---------
    Total shareholders' equity .........................................        10,937           1,682
                                                                             ---------       ---------
    Total liabilities and shareholders' equity .........................     $  11,888       $   3,408
                                                                             =========       =========

   The accompanying notes are an integral part of these financial statements.

                   IMPAX PHARMACEUTICALS, INC. AND PREDECESSOR
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                            STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)


                                          Period from
                                         September 27,
                                         1994 (Date of       For the Six Months
                                         inception) to         Ended June 30,          Year Ended December 31,
                                            June 30,      -------------------------   -------------------------
                                              1999            1999          1998          1998          1997
                                        ---------------   -----------   -----------   -----------   -----------
                                          (unaudited)            (unaudited)
Operating expenses:
 Research and development ...........      $  14,193       $  3,303      $  1,730      $  5,127      $  3,255
 Sales and marketing ................            202            110            --            92            --
 General and administrative .........          1,936            430           270           613           516
 Other operating income
   (expense), net ...................            948             --            --           565            75
                                           ---------       --------      --------      --------      --------
Net loss from operations:                    (15,383)        (3,843)       (2,000)       (5,267)       (3,696)
Interest income .....................            474            215            41            45            88
                                           ---------       --------      --------      --------      --------
Net loss ............................      $ (14,909)      $ (3,628)     $ (1,959)     $ (5,222)     $ (3,608)
                                           =========       ========      ========      ========      ========
Net loss per share:
 Basic and diluted ..................      $   (8.26)      $  (1.69)     $  (0.91)     $  (2.43)     $  (1.69)
                                           =========       ========      ========      ========      ========
 Weighted average shares
   outstanding ......................          1,805          2,147         2,142         2,145         2,139
                                           =========       ========      ========      ========      ========

   The accompanying notes are an integral part of these financial statements.

                           IMPAX PHARMACEUTICALS, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                             STATEMENT OF CASH FLOWS
                                 (in thousands)

                                                              Period from
                                                             September 27,        For the Six Months
                                                             1994 (Date of          Ended June 30,
                                                             Inception) to   ----------------------------
                                                             June 30, 1999       1999           1998
                                                            ---------------  ------------  --------------
                                                              (unaudited)            (unaudited)
Cash flows from operating activities:
 Net loss ................................................     $ (14,909)      $ (3,628)      $(1,959)
 Adjustments to reconcile net loss to net cash used in
  operating activities:
   Depreciation ..........................................         1,562            328           255
   Loss on disposal of assets ............................            24             --            24
   Accretion on short-term investments ...................           (63)           (63)           --
   Grant of stock options to non-employees ...............            73             --            --
   Non-cash compensation charge (warrants and
     options) ............................................           350             90            --
   Amortization of discount on credit notes ..............            89             --            --
   Changes in operating assets and liabilities:
     Receivables, deposits and prepaid expenses...........          (387)          (319)           (1)
     Accounts payable, other liabilities and
      accrued expenses ...................................         1,045           (602)         (125)
                                                               ---------       --------       ---------
       Net cash used in operating activities .............       (12,216)        (4,194)       (1,806)
                                                               ---------       --------       ---------
Cash flows from investing activities:
 Purchases of short term investments .....................       (14,210)        (9,010)           --
 Sales and maturities of short term investments ..........         6,211          1,011            --
 Purchase of property and equipment ......................        (4,436)          (208)       (1,250)
                                                               ---------       --------       ---------
       Net cash provided by (used in) investing
        activities .......................................       (12,435)        (8,207)       (1,250)
                                                               ---------       --------       ---------
Cash flows from financing activities:
 Proceeds from revolving credit notes from share-
  holders ................................................           715             --           138
 Proceeds from issuance of equity in predecessor .........         2,511             --            --
 Proceeds from issuance of Series A Preferred Stock
  upon exercise of warrants ..............................           715             --            60
 Proceeds from issuance of Series C Preferred Stock.......         4,276             --            --
 Proceeds from issuance of Series D Preferred Stock
  Subscriptions ..........................................         4,300             --            --
 Proceeds from issuance of Series D Preferred Stock.              12,700         12,700            --
 Proceeds from issuance of Common Stock ..................            23             --            --
 Proceeds from advances from shareholders ................           965             --            --
 Repayments of advances from shareholders ................          (965)           (80)           --
                                                               ---------       --------       ---------
       Net cash provided by financing activities                  25,240         12,620           198
                                                               ---------       --------       ---------
Net increase (decrease) in cash and cash equivalents .....           589            219        (2,858)
Cash and cash equivalents, beginning of period ...........            --            370         3,248
                                                               ---------       --------       ---------
Cash and cash equivalents, end of period .................     $     589       $    589       $   390
                                                               ---------       --------       ---------



                                                             Year Ended December 31,
                                                            --------------------------
                                                                1998          1997
                                                            ------------  ------------
Cash flows from operating activities:
 Net loss ................................................    $ (5,222)     $ (3,608)
 Adjustments to reconcile net loss to net cash used in
  operating activities:
   Depreciation ..........................................         509           298
   Loss on disposal of assets ............................          24            --
   Accretion on short-term investments ...................          --            --
   Grant of stock options to non-employees ...............          11            --
   Non-cash compensation charge (warrants and
     options) ............................................         260            --
   Amortization of discount on credit notes ..............          12            25
   Changes in operating assets and liabilities:
     Receivables, deposits and prepaid expenses...........         (32)          (27)
     Accounts payable, other liabilities and
      accrued expenses ...................................         905           421
                                                              --------      --------
       Net cash used in operating activities .............      (3,533)       (2,891)
                                                              --------      --------
Cash flows from investing activities:
 Purchases of short term investments .....................          --            --
 Sales and maturities of short term investments ..........          --         3,300
 Purchase of property and equipment ......................      (1,591)       (1,150)
                                                              --------      --------
       Net cash provided by (used in) investing
        activities .......................................      (1,591)        2,150
                                                              --------      --------
Cash flows from financing activities:
 Proceeds from revolving credit notes from shareholders...         138            --
 Proceeds from issuance of equity in predecessor .........          --            --
 Proceeds from issuance of Series A Preferred Stock
  upon exercise of warrants ..............................         715            --
 Proceeds from issuance of Series C Preferred Stock.......          --           556
 Proceeds from issuance of Series D Preferred Stock
  Subscriptions ..........................................       1,300         3,000
 Proceeds from issuance of Series D Preferred Stock.......          --            --
 Proceeds from issuance of Common Stock ..................          13            10
 Proceeds from advances from shareholders ................         373           282
 Repayments of advances from shareholders ................        (293)         (282)
                                                              --------      --------
       Net cash provided by financing activities                 2,246         3,566
                                                              --------      --------
Net increase (decrease) in cash and cash equivalents .....      (2,878)        2,825
Cash and cash equivalents, beginning of period ...........       3,248           423
                                                              --------      --------
Cash and cash equivalents, end of period .................    $    370      $  3,248
                                                              --------      --------

   The accompanying notes are an integral part of these financial statements.

                   IMPAX PHARMACEUTICALS, INC. AND PREDECESSOR
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
           FOR THE PERIOD FROM SEPTEMBER 27, 1994 (DATE OF INCEPTION)
                              THROUGH JUNE 30, 1999
                                 (in thousands)


                                               Pedecessor
                                                 Amount
                                              ------------
Inception (September 27, 1994) to
 September 30, 1996:
  Issuance of equity in predeccessor
   entities from inception
   (September 27, 1994) through
   December 31, 1995 .......................   $   3,010
  Losses in predecessor entities
   from inception though
   December 31, 1995 .......................        (557)
  Issuance of equity in predecessor
   equity from January 1, 1996
   through September 30, 1996 ..............         230
  Losses in predecessor entity
   from January 1, 1996 through
   September 30, 1996 ......................      (1,238)
                                               ---------
Balance of net equity before
 reorganization at September 30, 1996 ......       1,445
Equity transfer to Impax
 Pharmaceuticals, Inc. in a
  reorganization on September 30, 1996......      (1,445)
                                               ---------
Balance at September 30, 1996 ..............          --
October 1, 1996 to December 31, 1996
 Issuance of Series C Preferred
  Stock for cash at $8.76 per
  share, net of issuance costs of $274 .....          --
 Net loss from October 1, 1996
  to December 31, 1996 .....................          --
                                               ---------
Balance at December 31, 1996 ...............          --


                                                                Convertible Redeemable Preferred Stock
                                           -----------------------------------------------------------------------------------------
                                                 Series A                Series B                Series C              Series D
                                            Shares     Amount      Shares       Amount      Shares      Amount     Shares    Amount
                                           --------   --------    --------    ---------    --------    --------   --------  --------
Inception (September 27, 1994) to
 September 30, 1996:
  Issuance of equity in predeccessor
   entities from inception
   (September 27, 1994) through
   December 31, 1995 ....................       --     $    --         --       $    --         --     $    --         --   $    --
  Losses in predecessor entities
   from inception though
   December 31, 1995 ....................       --          --         --            --         --          --         --        --
  Issuance of equity in predecessor
   equity from January 1, 1996
   through September 30, 1996 ...........       --          --         --            --         --          --         --        --
  Losses in predecessor entity
   from January 1, 1996 through
   September 30, 1996 ...................       --          --         --            --         --          --         --        --
                                             -----      ------      -----       -------      -----     -------      -----   -------
Balance of net equity before
 reorganization at September 30, 1996 ...       --          --         --            --         --          --         --        --
Equity transfer to Impax
 Pharmaceuticals, Inc. in a
  reorganization on September 30, 1996...      727         727        410         2,050         --          --         --        --
                                             -----      ------      -----       -------      -----     -------      -----   -------
Balance at September 30, 1996 ...........      727         727        410         2,050         --          --         --        --
October 1, 1996 to December 31, 1996
 Issuance of Series C Preferred
  Stock for cash at $8.76 per
  share, net of issuance costs of $274 ..       --          --         --            --        456       3,720         --        --
 Net loss from October 1, 1996
  to December 31, 1996 ..................       --          --         --            --         --          --         --        --
                                             -----      ------      -----       -------      -----     -------      -----   -------
Balance at December 31, 1996 ............      727         727        410         2,050        456       3,720         --        --






                                                 Convertible
                                                  Redeemable
                                               Preferred Stock
                                              ----------------                                             Deficit
                                                   Series D                                              Accumulated
                                               Preferred Stock                              Additional    During the
                                                 Subscription            Common Stock        Paid-in     Development
                                                    Amount            Shares     Amount      Capital        Stage           Total
                                               ---------------        ------     ------   ------------   ------------     ---------
Inception (September 27, 1994) to
 September 30, 1996:
  Issuance of equity in predeccessor
   entities from inception
   (September 27, 1994) through
   December 31, 1995 .....................          $  --                 --     $   --     $     --       $     --       $  3,010
  Losses in predecessor entities
   from inception though
   December 31, 1995 .....................            --                  --         --           --             --           (557)
  Issuance of equity in predecessor
   equity from January 1, 1996
   through September 30, 1996 ............            --                  --        --            --             --            230
  Losses in predecessor entity
   from January 1, 1996 through
   September 30, 1996 ....................            --                  --        --            --             --         (1,238)
                                                   -----               -----     -----      --------       --------       --------
Balance of net equity before
 reorganization at September 30, 1996 ....            --                  --        --            --             --          1,445
Equity transfer to Impax
 Pharmaceuticals, Inc. in a
  reorganization on September 30, 1996....            --               2,136       312           151         (1,795)            --
                                                   -----               -----     -----      --------       --------       --------
Balance at September 30, 1996 ............            --               2,136       312           151         (1,795)         1,445
October 1, 1996 to December 31, 1996
 Issuance of Series C Preferred
  Stock for cash at $8.76 per
  share, net of issuance costs of $274 ...            --                  --        --            --            --           3,720
 Net loss from October 1, 1996
  to December 31, 1996 ...................            --                  --        --            --          (656)           (656)
                                                   -----               -----     -----      --------       --------       --------
Balance at December 31, 1996 .............            --               2,136       312           151         (2,451)         4,509

   The accompanying notes are an integral part of these financial statements.

                   IMPAX PHARMACEUTICALS, INC. AND PREDECESSOR
                      (A COMPANY IN THE DEVELOPMENT STAGE)
            STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (CONTINUED)
           FOR THE PERIOD FROM SEPTEMBER 27, 1994 (DATE OF INCEPTION)
                             THROUGH JUNE 30, 1999
                                 (in thousands)

                                            Predecessor
                                               Amount
                                            -----------
Balance at December 31, 1996 ............      $  --
January 1, 1997 to December 31, 1997:
 Issuance of Series C Preferred Stock
  for cash at $8.76 per share net of
  issuance costs of $4...................        --
 Proceeds from Series D Stock
  Subscriptions .........................        --
 Issuance of Common Stock upon
  exercise of stock options for cash
  at $1.67 per share.....................        --
 Net loss ...............................        --
                                              -----
Balance at December 31, 1997 ............        --
January 1, 1998 to December 31, 1998:
 Issuance of Series A Preferred Stock
  upon exercise of warrants for cash
  at $1.00 per share.....................        --
 Issuance of Series A Preferred Stock
  upon conversion of revolving
  credit notes ..........................        --
 Proceeds from Series D Stock
  Subscriptions .........................        --
 Issuance of Common Stock upon
  exercise of stock options for cash
  at $2.50 per share.....................        --
 Grant of stock options to
  non-employees .........................        --
 Intrinsic value of warrants issued .....        --
 Net loss ...............................        --
                                              -----
Balance at December 31, 1998 ............        --
January 1, 1999 to June 30, 1999
 (unaudited):
 Issuance of Series B Preferred Stock
  in exchange for amounts payable
  to Board member .......................        --
 Issuance of Series D Preferred Stock
  for cash at $5.00 per share............        --
 Intrinsic value of options issued ......        --
 Net loss ...............................        --
                                              -----
Balance at June 30, 1999 ................     $  --
                                              =====


                                                                Convertible Redeemable Preferred Stock
                                           ------------------------------------------------------------------------------
                                                Series A           Series B              Series C           Series D
                                            Shares   Amount    Shares    Amount      Shares   Amount    Shares     Amount
                                           -------   ------    ------    ------      ------   ------    ------     ------
Balance at December 31, 1996 ............      727   $  727       410    $2,050         456   $3,720        --     $   --
January 1, 1997 to December 31, 1997:
 Issuance of Series C Preferred Stock
  for cash at $8.76 per share net of
  issuance costs of $4...................       --       --        --        --          64      556        --         --
 Proceeds from Series D Stock
  Subscriptions .........................       --       --        --        --          --       --        --         --
 Issuance of Common Stock upon
  exercise of stock options for cash
  at $1.67 per share.....................       --       --        --        --          --       --        --         --
 Net loss ...............................       --       --        --        --          --       --        --         --
                                             -----   ------    ------    ------      ------   ------     -----     ------
Balance at December 31, 1997 ............      727      727       410     2,050         520    4,276        --         --
January 1, 1998 to December 31, 1998:
 Issuance of Series A Preferred Stock
 upon exercise of warrants for cash
 at $1.00 per share......................      715      715        --        --          --       --        --         --
 Issuance of Series A Preferred Stock
  upon conversion of revolving
  credit notes ..........................      138      138        --        --          --       --        --         --
 Proceeds from Series D Stock
  Subscriptions .........................       --       --        --        --          --       --        --         --
 Issuance of Common Stock upon
  exercise of stock options for cash
  at $2.50 per share.....................       --       --        --        --          --       --        --         --
 Grant of stock options to
  non-employees .........................       --       --        --        --          --       --        --         --
 Intrinsic value of warrants issued .....       --       --        --        --          --       --        --         --
 Net loss ...............................       --       --        --        --          --       --        --         --
                                             -----   ------    ------    ------      ------   ------     -----     ------
Balance at December 31, 1998 ............    1,580    1,580       410     2,050         520    4,276        --         --
January 1, 1999 to June 30, 1999
 (unaudited):
 Issuance of Series B Preferred Stock
 in exchange for amounts payable
 to Board member ........................       --       --        19        93          --       --        --         --
 Issuance of Series D Preferred Stock
 for cash at $5.00 per share.............       --       --        --        --          --       --     3,400     17,000
 Intrinsic value of options issued ......       --       --        --        --          --       --        --         --
 Net loss ...............................       --       --        --        --          --       --        --         --
                                             -----   ------    ------    ------      ------   ------     -----     ------
Balance at June 30, 1999 ................    1,580   $1,580       429    $2,143         520   $4,276     3,400    $17,000
                                             =====   ======    ======    ======      ======   ======     =====    =======


                                              Convertible
                                               Redeemable
                                            Preferred Stock
                                            ---------------                                                         Deficit
                                                Series D                                                           Accumulated
                                            Preferred Stock                         Additional                      During the
                                              Subscription       Common Stock         Paid-In      Unearned        Development
                                                 Amount        Shares     Amount      Capital     Compensation        Stage
                                            ---------------   --------   --------   ----------    --------------   -----------
Balance at December 31, 1996 ............       $     --        2,136      $312      $    151            --         $  (2,451)
January 1, 1997 to December 31, 1997:
 Issuance of Series C Preferred Stock
  for cash at $8.76 per share net of
  issuance costs of $4...................             --           --        --            --            --                --
 Proceeds from Series D Stock
  Subscriptions .........................          3,000           --        --            --            --                --
 Issuance of Common Stock upon
  exercise of stock options for cash
  at $1.67 per share.....................             --            6        10            --            --                --
 Net loss ...............................             --           --        --            --            --            (3,608)
                                                --------        -----       ---      --------            --         ---------
Balance at December 31, 1997 ............          3,000        2,142       322           151            --            (6,059)
January 1, 1998 to December 31, 1998:
 Issuance of Series A Preferred Stock
  upon exercise of warrants for cash
  at $1.00 per share.....................             --           --        --            --            --                --
 Issuance of Series A Preferred Stock
  upon conversion of revolving
  credit notes ..........................             --           --        --            --            --                --
 Proceeds from Series D Stock
  Subscriptions .........................          1,300           --        --            --            --                --
 Issuance of Common Stock upon
  exercise of stock options for cash
  at $2.50 per share.....................             --            5        13            --            --                --
 Grant of stock options to
  non-employees .........................             --           --        --            11            --                --
 Intrinsic value of warrants issued .....             --           --        --           260            --                --
 Net loss ...............................             --           --        --            --            --            (5,222)
                                                --------        -----       ---      --------       -------         ---------
Balance at December 31, 1998 ............          4,300        2,147       335           422            --           (11,281)
January 1, 1999 to June 30, 1999
 (unaudited):
 Issuance of Series B Preferred Stock
  in exchange for amounts payable
  to Board member .......................             --           --        --            --            --                --
 Issuance of Series D Preferred Stock
  for cash at $5.00 per share............         (4,300)          --        --            --            --                --
 Intrinsic value of options issued ......             --           --        --         1,805        (1,715)               --
 Net loss ...............................             --           --        --            --            --            (3,628)
                                                --------        -----      ----      --------       -------         ---------
Balance at June 30, 1999 ................       $     --        2,147      $335      $  2,227       $(1,715)          (14,909)
                                               =========        =====      ====      ========       =======         =========


                                              Total
                                           -----------
Balance at December 31, 1996 ............   $  4,509
January 1, 1997 to December 31, 1997:
 Issuance of Series C Preferred Stock
  for cash at $8.76 per share net of
  issuance costs of $4...................        556
 Proceeds from Series D Stock
  Subscriptions .........................      3,000
 Issuance of Common Stock upon
  exercise of stock options for cash
  at $1.67 per share.....................         10
 Net loss ...............................     (3,608)
                                            --------
Balance at December 31, 1997 ............      4,467
January 1, 1998 to December 31, 1998:
 Issuance of Series A Preferred Stock
  upon exercise of warrants for cash
  at $1.00 per share.....................        715
 Issuance of Series A Preferred Stock
  upon conversion of revolving
  credit notes ..........................        138
 Proceeds from Series D Stock
  Subscriptions .........................      1,300
 Issuance of Common Stock upon
  exercise of stock options for cash
  at $2.50 per share.....................         13
 Grant of stock options to
  non-employees .........................         11
 Intrinsic value of warrants issued .....        260
 Net loss ...............................     (5,222)
                                            --------
Balance at December 31, 1998 ............      1,682
January 1, 1999 to June 30, 1999
 (unaudited):
 Issuance of Series B Preferred Stock
 in exchange for amounts payable
 to Board member ........................         93
 Issuance of Series D Preferred Stock
 for cash at $5.00 per share.............     12,700
 Intrinsic value of options issued ......         90
 Net loss ...............................     (3,628)
                                            --------
Balance at June 30, 1999 ................   $ 10,937
                                            ========

   The accompanying notes are an integral part of these financial statements.

                           IMPAX PHARMACEUTICALS, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1998 AND 1997

NOTE 1 -- THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Nature of operations

     Impax Pharmaceuticals, Inc. is engaged in the development of generic and branded pharmaceutical products. The Company is currently in a research and development phase with its first product expected to receive Food and Drug Administration ("FDA") approval in 1999. The Company's revenue to date has come from certain licensing and joint development agreements but remains insignificant in relation to the Company's total operations. Accordingly, the Company is considered a development stage company as defined in Statement of Financial Accounting Standards (SFAS) No. 7.

Organization and history

     The Company was originally organized on September 27, 1994 as a California corporation (Impax Pharmaceuticals, Inc.). Actual operations commenced in the first quarter of 1995. On September 1, 1995, the Company was reorganized as a California limited liability company (Impax Pharmaceuticals, LLC) and operated in this form through September 30, 1996. On October 1, 1996, the Company reorganized once again assuming its current legal form as Impax Pharmaceuticals, Inc., a California corporation.

Funding of activities

     To date, the Company has funded its research and development efforts entirely through equity financing. This includes $12,539,743 raised through December 31, 1998 and an additional $12,700,000 raised in the first quarter of 1999.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of presentation

     Certain statements including the cumulative statement of operations, the cumulative statement of cash flows and the statement of shareholders' equity, include activity of the Company's predecessor entities, Impax Pharmaceuticals, Inc., and/or Impax Pharmaceuticals, LLC (See Note 1). The activity of these predecessor entities is included in these financial statements in order to present the history of a development stage company from its inception as required by SFAS No. 7.

Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

     For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Short-term investments

     The Company classifies all short-term investments as available-for-sale in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Company places its short-term investments primarily in treasury bills. At December 31, 1998, there were no short-term investments.

Concentration of credit risk and other risks and uncertainties

     Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash, cash equivalents and short-term investments. Products developed by the Company may require approvals

                           IMPAX PHARMACEUTICALS, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                          NOTES TO FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1998 AND 1997 -- (Continued)

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (Continued)

or clearances from the Food and Drug Administration ("FDA") or other international regulatory agencies prior to commercialized sales. There can be no assurance that the Company's products will receive any of the required approvals or clearances. If the Company was denied approval or clearance or such approval was delayed, it may have a material adverse impact on the Company.

Property and equipment

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally five to seven years, or the lease term of the respective assets.

Long-lived assets

     The Company evaluates the recoverability of its long-lived assets in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". SFAS 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets.

Other income

     The Company has contracts in which it performs research and development on behalf of third parties. Under the terms of the contracts, the Company receives milestone payments from those third parties and recognizes these payments as other income upon completion of the specified milestone.

Income taxes

     The Company utilizes the liability method of accounting for income taxes as set forth in SFAS No. 109, "Accounting for Income Taxes." Under this method, deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. Valuation allowances are provided on deferred tax assets for which it is more likely than not that some portion or all will not be realized.

Stock-based compensation

     The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation".

Comprehensive income

     The Company has adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income". This statement establishes standards for the reporting and display of comprehensive income and its components. Comprehensive income is defined to include all changes in equity during a period except those resulting from investments by owner and distributions to owners. Since inception, the Company has not had significant transactions that are required to be reported in other comprehensive income. Comprehensive income (loss) for each period presented is equal to the net loss for each period as presented in the Statements of Operations.

Business segments

     The Company operates in one business segment, the pharmaceutical industry.

Computation of basic and diluted net loss per share

     The Company adopted SFAS No. 128, "Earnings Per Share" and the Securities and Exchange Commission Staff Accounting Bulletin No. 98 ("SAB No. 98") effective December 31, 1997. Accordingly, all prior periods have been restated. Basic and diluted net loss per share are computed using the weighted average number of shares of common stock outstanding. No additional shares are considered to be outstanding for either computation under the provisions of SAB No. 98.

                           IMPAX PHARMACEUTICALS, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                          NOTES TO FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1998 AND 1997 -- (Continued)

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (Continued)

     Stock options to purchase 286,500 shares of common stock at prices ranging from $1.00 to $8.77 per share were outstanding at December 31, 1998, but were not included in the computation of diluted net loss per share because they anti-dilutive. The Company had 2,510,000 shares of convertible Preferred Stock outstanding at December 31, 1998, which were excluded in the computation of diluted net loss per share as they were anti-dilutive. Warrants to purchase 520,000 shares of common stock at $2.50 per share were outstanding at 1998 but were not included in the computation of diluted net loss per share because they were anti-dilutive. The aforementioned stock options, preferred stock and warrants could potentially dilute earnings per share in future.

Recent accounting pronouncements

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities". This statement establishes accounting and reporting standards of derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. SFAS No. 133 will be effective for the year beginning January 1, 2001. The adoption of SFAS No. 133 is not expected to have a material effect on the Company's results of operations, financial position or cash flows.

NOTE 3 -- SUPPLEMENTAL CASH FLOW INFORMATION (IN THOUSANDS):

                                                           Period from
                                                          September 27,     For the Six
                                                          1994 (date of       Months        Year Ended
                                                          inception) to   Ended June 30,   December 31,
                                                             June 30,     --------------  ---------------
                                                               1999        1999    1998    1998     1997
                                                         ---------------  ------  ------  ------  -------
                                                           (unaudited)     (unaudited)
Supplemental cash flow information:
 Cash paid for income taxes ...........................        $ 24        $ --    $ --    $  8    $  8
                                                               ----        ----    ----    ----    ----
Supplemental noncash financing activities:
 Conversion of revolving credit notes for
   Series A preferred stock ...........................        $715        $ --    $ --    $138    $ --
                                                               ----        ----    ----    ----    ----
 Conversion of accounts payable to Board
   Member to Series B preferred stock .................        $ 93        $ 93    $ --    $ --    $ --
                                                               ----        ----    ----    ----    ----
 Issuance of warrants and options at below market.             $350        $ 90    $ --    $260    $ --
                                                               ----        ----    ----    ----    ----

NOTE 4 -- BALANCE SHEET COMPONENTS (IN THOUSANDS):

                                                                    December 31,
                                                                        1998
                                                                   -------------
     Property and equipment, net
        Equipment ..............................................     $  3,071
        Furniture and fixtures .................................          212
        Leasehold improvements .................................          857
                                                                     --------
                                                                        4,140
        Less: Accumulated depreciation and amortization ........       (1,170)
                                                                     --------
                                                                     $  2,970
                                                                     ========

Depreciation expense in 1997 and 1998 was $298,000 and $509,000, respectively.

                                                   December 31,
                                                       1998
                                                   ------------
       Accrued liabilities:
          Payroll and related expenses .........       $  8
          Other ................................        116
                                                       ----
                                                       $124
                                                       ====

                           IMPAX PHARMACEUTICALS, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                          NOTES TO FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1998 AND 1997 -- (Continued)

NOTE 5 -- RELATED PARTY TRANSACTIONS:

     The Company was advanced $373,000 in fiscal 1998 from certain shareholders. A total amount of $293,000 was repaid prior to year end and the remaining balance was paid in January 1999.

     As of December 31, 1998, the Company had accrued $520,000 of compensation payable to four key employees in recognition of past services rendered. The amount is due at the Company's discretion on or before November 1, 2001.

     As of December 31, 1998, the Company had $93,000 payable to a related party, one of the Company's Board Members, for commissions due from assisting the Company obtaining equity financing.

     In April 1997, the Company paid $150,000 for a 15% interest in, and loaned an additional $100,000 to, a California pharmaceutical research and development company. As part of its investment, the Company is entitled to certain exclusive licensing rights. The investment has been accounted for as purchased research and development and has been expensed. The loan is unlikely to be repaid and has been written off to general and administrative expenses.

NOTE 6 -- INCOME TAXES:

     No provision for income taxes is recorded for any period due to the Company's losses during the development stage. The difference between the federal statutory tax rate and the Company's effective income tax rate is attributable to losses and future tax deductions for which no tax benefits have been recognized.

     Deferred tax assets consist of the following (in thousands):


                                                          December 31,
                                                              1998
                                                          ------------
       Net operating losses ...........................    $  2,708
       Depreciation and amortization ..................        (100)
       Research and development credit ................         716
                                                           --------

         Total deferred tax assets ....................       3,324

       Deferred tax asset valuation allowance .........      (3,324)
                                                          ---------
                                                           $     --
                                                          =========

     Due to historical losses incurred by the Company, a full valuation allowance for net deferred tax assets has been provided. If the Company achieves profitability, certain of these net deferred tax assets would be available to offset future income taxes.

     Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Events which cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three year period.

                           IMPAX PHARMACEUTICALS, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                          NOTES TO FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1998 AND 1997 -- (Continued)

NOTE 6 -- INCOME TAXES: -- (Continued)

     The Company has loss carryforwards totaling approximately $7,840,000 to offset against future Federal taxable income and approximately $8,065,000 to offset against future California taxable income. The carryforwards will expire as follows (in thousands):

Year Ending December 31,      Federal    California
------------------------      -------    ----------
2004 .....................    $   --       $8,065
2011 .....................       590           --
2012 .....................     3,160           --
2018 .....................     4,090           --
                              ------       ------
                              $7,840       $8,065
                              ======       ======

     The Company also has research expenditures tax credits totaling approximately $530,000 to offset against future Federal tax and approximately $290,000 to offset future California tax. The credits have no expiration date.

NOTE 7 -- BORROWINGS:

Revolving credit note

     The Company had revolving credit notes with four of the Company's shareholders. These facilities originally allowed for total borrowings of $715,000 and bear interest at 7% per annum. During 1997 and the first six months of 1998 there was $138,000 available under these facilities. At June 30, 1998 the $138,000 was borrowed and shortly thereafter the facilities were cancelled. All of the borrowings were converted into Series A preferred stock. In addition, the Company issued 715,000 warrants to purchase preferred stock in connection with these facilities (see Note 9).

NOTE 8 -- COMMITMENTS:

Leases

     The Company leases office space under a noncancelable operating lease that expires in 2002. Rent expense for the year ended December 31, 1997 and 1998 was $132,000 and $165,000, respectively. The terms of the facility lease provide for rental payments on a graduated scale. The Company recognizes rent expense on a straight-line basis over the lease period, and has accrued for rent expense incurred but not paid.

     Future minimum lease payments under the noncancelable operating lease are as follows (in thousands):

Year Ended                                           Operating
December 31,                                          Leases
------------                                         ---------
  1999 ...........................................     $155
  2000 ...........................................      165
  2001 ...........................................      165
  2002 ...........................................       83
                                                       ----

  Total minimum lease payments ...................     $568
                                                       ====

NOTE 9 -- SHAREHOLDERS' EQUITY:

Redeemable Convertible Preferred Stock

     Payments for Series D Preferred Stock received prior to issuance is reflected in the financial statements as Series D Preferred Stock Subscriptions. The balances at December 31, 1997 and 1998 were $3,000,000 and $4,300,000, respectively. See Note 12 for final closing of Series D in 1999.

                           IMPAX PHARMACEUTICALS, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                          NOTES TO FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1998 AND 1997 -- (Continued)

NOTE 9 -- SHAREHOLDERS' EQUITY: -- (Continued)

     On September 30, 1996, the Company acquired the net assets of Impax Pharmaceuticals, LLC in exchange for the issuance of 2,136,362 shares of Common Stock, 726,637 shares of Series A Preferred Stock and 410,000 shares of Series B Preferred Stock.

     The holders of Preferred Stock have various rights and preferences as follows:

Voting

     Each share of Series A, B, C and D has voting rights equal to an equivalent number of shares of Common Stock into which it is convertible and votes together as one class with the Common Stock.

     As long as at least 400,000 shares of Redeemable Convertible Preferred Stock remain outstanding, the Company must obtain approval from a majority of the holders of Redeemable Convertible Preferred Stock in order to alter the Articles of Incorporation as related to Redeemable Convertible Preferred Stock, change the authorized number of shares of Redeemable Convertible Preferred Stock, repurchase any shares of Common Stock other than shares subject to the right of repurchase by the Company, change the authorized number of Directors, authorize a dividend for any class or series other than Redeemable Convertible Preferred Stock, create a new class of stock or effect a merger, consolidation or sale of assets where the existing shareholders retain less than 50% of the voting stock of the surviving entity.

Dividends

     Holders of Series A, B, C and D Redeemable Convertible Preferred Stock are entitled to receive noncumulative dividends at the per annum rate of $0.01, $0.05, $0.0877 and $0.50 per share, respectively, when and if declared by the Board of Directors. No dividends on Convertible Redeemable Preferred Stock or Common Stock have been declared by the Board from inception through December 31, 1998.

Liquidation

     In the event of any liquidation, dissolution or winding up of the Company, including a merger, acquisition or sale of assets where the beneficial owners of the Company's Common Stock and Convertible Redeemable Preferred Stock own less than 51% of the resulting voting power of the surviving entity, the holders of Series A, B C and D Redeemable Convertible Preferred Stock are entitled to receive an amount of $1.00, $5.00, $8.76 and $5.00 per share, respectively, plus any declared but unpaid dividends prior to and in preference to any distribution to the holders of Common Stock. The remaining assets, if any, shall be distributed and shared pro rata among all holders of capital stock of the Company on a basis which assumes conversion of all outstanding Preferred Stock into Common Stock. Should the Company's legally available assets be insufficient to satisfy the liquidation preferences, the funds will be distributed ratably in proportion to the respective amounts which would be payable on the shares held by them if the respective preference amounts were paid in full.

Conversion

     Each share of Series A, B, C and D Redeemable Convertible Preferred Stock is convertible, at the option of the holder, according to a conversion ratio, subject to adjustment for dilution. Each share of Series A, B and D Redeemable Convertible Preferred Stock automatically converts on a 1 to 1 basis into the number of shares of Common, Series C converts on a 1 to 1.7534 basis. Automatic conversion should occur upon the closing of a public offering of Common Stock at a per share price of at least $5.00 per share with gross proceeds of at least $5,000,000.

                           IMPAX PHARMACEUTICALS, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                          NOTES TO FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1998 AND 1997 -- (Continued)

NOTE 9 -- SHAREHOLDERS' EQUITY:  -- (Continued)

Redemption

     On or at any time after September 30, 2005, for Series A, B, C and D, the Company may, at any time, at the option of the Board of Directors, redeem in whole or in part any shares of Series A, B, C and D by paying in cash, $1.00, $5.00, $8.767 and $5.00 per share, respectively, plus all declared but unpaid dividends if any.

Warrants for Redeemable Convertible Preferred Stock

     In connection with issuing revolving credit notes in July 1995 (see Note 7) to the Company's founders, the Company issued warrants to purchase 715,000 shares of Series A Redeemable Convertible Preferred Stock for $1.00 per share. There were no warrants outstanding at December 31, 1998. Using the Black-Scholes pricing model, the Company determined that the fair value of the warrants was $369,000 at the date of grant. A total of $89,000 was amortized and the remaining amount of $280,000 was treated as issuance costs based on the conversions of the debt to Series A reedemable convertible preferred stock.

Common Stock

     The Company's Articles of Incorporation, as amended, authorize the Company to issue 15,000,000 shares of no par value Common Stock.

Warrants for Common Stock

     In connection with a deferred compensation agreement in 1998 with the Company's founders, the Company issued warrants to purchase 520,000 shares of Common Stock for $2.50 per share. Such warrants are outstanding at December 31, 1998 and expire in 2003. The Company determined that the intrinsic value of the warrants at the date of grant was $260,000 and has charged this amount to expense in 1998 in accordance with APB No. 25.

NOTE 10 -- STOCK OPTION PLANS:

     In September 1996, the Company adopted the 1996 Stock Option Plan (the "Plan"). The Plan provides for the granting of stock options to employees and consultants of the Company. Options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options ("ISO") may be granted only to Company employees (including officers and directors who are also employees). Nonqualified stock options ("NSO") may be granted to Company employees and consultants. The Company has reserved 500,000 shares of Common Stock for issuance under the Plan. To date, options granted generally vest from three to five years.

     On September 30, 1996, as part of its acquisition of the assets of Impax Pharmaceuticals, LLC, the Company agreed to exchange option agreements entitled holders to acquire Common or Preferred Units of the LLC for options entitled these same holders to acquire equivalent amounts of common and Preferred Stock in the Company. Accordingly, on September 30, 1996, the Company reflected options granted to prior members of the LLC covering 113,000 shares.

     Effective June 1, 1998, the Company's Board of Directors approved the re-pricing of all outstanding options to $2.50 per share, the fair market value of common stock on that date. As a result, all outstanding options at June 1, 1998 were effectively rescinded and re-issued at an exercise price of $2.50 per share.

                           IMPAX PHARMACEUTICALS, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                          NOTES TO FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1998 AND 1997 -- (Continued)

NOTE 10 -- STOCK OPTION PLANS: -- (Continued)

     A summary of the status of the Company's stock option plan as of December 31, 1998, 1997 and 1996 and changes during the year ending on those dates is presented below:


                                                         1998                     1997                    1996
                                                 --------------------     --------------------    --------------------
                                                             Weighted                 Weighted                Weighted
                                                             Average                  Average                 Average
                                                             Exercise                 Exercise                Exercise
                                                  Shares      Price        Shares      Price       Shares      Price
                                                 --------    --------     -------     --------    -------     --------
Options outstanding at September 30, 1996 ..           --     $   --           --       $   --    113,000      $4,009
Options outstanding at January 1 ...........      143,500      6,496      156,000        5,320         --          --
   Granted .................................      174,500      5,686       22,500        8,767     43,000       8,767
   Exercised ...............................       (5,000)     2,500       (6,000)       1,667
   Cancelled ...............................      (26,500)     2,500      (29,000)       2,931
   Rescinded ...............................     (195,500)     8,339           --           --         --          --
   Reissued ................................      195,500      2,500           --           --         --          --
                                                 --------                 -------                 -------
Options outstanding at December 31 .........      286,500      2,458      143,500        6,496    156,000       5,320
                                                 --------                 -------                 -------
Options exercisable at December 31 .........       54,700         --       32,000           --      4,000          --
                                                 --------                 -------                 -------
Options available for grant at December 31.       202,500         --      350,500           --    344,000          --
                                                 --------                 -------                 -------

     At December 31, 1998, options outstanding had a weighted average remaining contractual life of 8.72 years.

Fair value disclosures

     Had compensation cost for the Company's stock-based compensation plan been determined based on the fair value at the grant dates for the awards under a method prescribed by SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below (in thousands):

                                     Year Ended December 31,
                                     -----------------------
                                       1998            1997
                                     -------         -------
Net loss:
 As reported ...................     $(5,222)        $(3,608)
                                     -------         -------
 Pro forma .....................     $(5,668)        $(3,657)
                                     -------         -------


                                     Year Ended December 31,
                                     -----------------------
                                     1998              1997
                                     ------           ------
Net loss per common share:
 As reported ...................     $(2.43)          $(1.69)
                                     -------          ------
 Pro forma .....................     $(2.64)          $(1.71)
                                     -------

     The pro forma results may not representative of the effect on reported operations for future years.

     Of the $446,000 pro forma increase in net loss for 1998, $388,000 is attributable to a re-pricing of outstanding stock options and $58,000 is due to normal amortization.

                           IMPAX PHARMACEUTICALS, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                          NOTES TO FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1998 AND 1997 -- (Continued)

NOTE 10 -- STOCK OPTION PLANS: -- (Continued)

     The Company calculated the fair value of each option grant on the date of grant using the Black-Scholes pricing method with the following assumptions: dividend yield at 0%; weighted average expected option term of five years; risk free interest rate of 6.50% to 6.93% and 5.01% to 5.95% for the year ended December 31, 1997 and 1998, respectively. The weighted average fair value of options granted during 1997 and 1998 was $4.33 and $1.51, respectively.

NOTE 11 -- EMPLOYEE BENEFIT PLANS:

     The Company sponsors a 401(k) defined contribution plan covering all employees. Contributions made by the Company are determined annually by the Board of Directors. There were no contributions under this plan for the year ended December 31, 1997 and 1998, respectively.

NOTE 12 -- SUBSEQUENT EVENTS:

     In March 1999 the Company issued 3,400,000 shares of its Redeemable Convertible Preferred Stock at $5.00 per share for a total of $17,000,000. The rights and preferences for Series D are stated in Note 9.

     In July 1999, the Company announced the signing of a merger agreement with Global Pharmaceutical Corporation. Global will acquire all of the Company's outstanding shares in exchange for shares of Global's common and preferred shares.

     In April 1999, the Company granted 250,700 options to employees to purchase common stock for $2.50 per share. As a result of the grant the Company recorded $1,805,000 of unearned compensation in accordance with APB No. 25. $90,000 of the unearned compensation was amortized to expense during the period ended June 30, 1999. The Company amortizes unearned compensation over the vesting period of the underlying option.

                                   APPENDIX II

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
             (dollars in thousands, except share and per share data)


                                                      Global              Impax
                                                  Pharmaceutical     Pharmaceuticals,     Pro Forma          Pro Forma
                                                    Corporation            Inc.          Adjustments         Combined
                                                  --------------     ----------------    ------------       ----------
Net sales ......................................    $    4,401          $       --                          $     4,401
Cost of sales ..................................         4,681                  --       $       122(a2)          4,803
                                                    ----------          ----------       -----------        -----------
Gross profit (loss) ............................          (280)                 --              (122)              (402)
Research and development .......................         2,229               5,127                37(a2)          7,393
Selling, general and administrative ............         2,537                 705                12(a2)          7,434
                                                                                                 873(a3)
                                                                                               3,307(a4)
Other operating income, net ....................          (407)               (565)               --               (972)
                                                    ----------          ----------       -----------        -----------
Operating loss .................................        (4,639)             (5,267)           (4,351)           (14,257)
Interest income ................................          (137)                (45)               --               (182)
Interest expense ...............................           113                  --                --                113
                                                    ----------          ----------       -----------        -----------
Net loss .......................................        (4,615)             (5,222)           (4,351)           (14,188)
Less: Imputed dividends on preferred stock......          (140)                 --                --               (140)
                                                    ----------          ----------       -----------        -----------
Net loss applicable to common stock ............    $   (4,755)         $   (5,222)      $    (4,351)       $   (14,328)
                                                    ==========          ==========       ===========        ===========
Net loss per common share (basic and diluted)...    $    (1.07)         $    (2.43)                         $     (0.66)
                                                    ==========          ==========                          ===========
Shares used in per share calculation ...........     4,432,016           2,145,000                           21,722,750(b)
                                                    ==========          ==========                          ===========

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
             (dollars in thousands, except share and per share data)


                                                      Global              Impax
                                                  Pharmaceutical     Pharmaceuticals,     Pro Forma       Pro Forma
                                                    Corporation            Inc.          Adjustments      Combined
                                                  --------------     ----------------    ------------    -----------
Net sales ......................................    $    4,217          $       --                       $     4,217
Cost of sales ..................................         3,220                             $    61(a2)         3,281
                                                    ----------          ----------          ------       -----------
Gross profit ...................................           997                  --             (61)              936
Research and development .......................           997               3,303              19(a2)         4,319
Selling, general and administrative ............         1,524                 540               6(a2)         4,160
                                                                                               436(a3)
                                                                                             1,654(a4)
Other operating income, net ....................            --                  --              --                --
                                                    ----------          ----------         -------       -----------
Operating loss .................................        (1,524)             (3,843)         (2,176)           (7,543)
Interest income ................................           (72)               (215)             --              (287)
Interest expense ...............................            94                  --              --                94
                                                    ----------          ----------         -------       -----------
Net loss .......................................        (1,546)             (3,628)         (2,176)           (7,350)
Less: Imputed dividends on preferred stock .....        (1,474)                 --              --            (1,474)
                                                    ----------          ----------         -------       -----------
Net loss applicable to common stock ............    $   (3,020)         $   (3,628)        $(2,176)      $    (8,824)
                                                    ==========          ==========         ========      ===========
Net loss per common share (basic and diluted)...    $    (0.43)         $    (1.69)                      $     (0.36)
                                                    ==========          ==========                       ===========
Shares used in per share calculation ...........     6,995,831           2,147,362                        24,349,945(b)
                                                    ==========          ==========                       ===========

                    NOTES TO THE UNAUDITED PRO FORMA COMBINED
                            STATEMENTS OF OPERATIONS:
             (dollars in thousands, except share and per share data)

     a. Adjustments to the Pro Forma Combined Statement of Operations for the year ended December 31, 1998 and the six months ended June 30, 1999 in connection with the proposed merger are presented below:

     1. Management believes $48 of the excess fair value over book value of Global's net assets is related to inventory. We have not reflected any adjustment to cost of sales in the unaudited pro forma combined statement of income for the year ended December 31, 1998 or the six months ended June 30, 1999 with respect to the fair value adjustment to Global's inventory as any adjustment is considered to be a non-recurring charge directly related to this transaction.

     2. As a result of recording property, plant and equipment at fair value, depreciation expense is increased on a pro forma basis.

     3. Adjustment reflects the amortization of the amount of the purchase price allocated to identified intangible assets. Amortization was calculated on the straight-line basis using useful lives between 3 and 8 years.

     4. Reflects the pro forma impact of the amortization of goodwill. Amortization was calculated on the straight-line basis over ten years.

     b. Shares used in the per share calculation reflect 16,840,734 shares as of December 31, 1998 (16,904,114 shares as of June 30, 1999) issued to Impax shareholders as if they were outstanding from the beginning of the period presented and 450,000 Global shares following the conversion of Global Series C preferred stock into common stock as if the conversion had occurred at January 1, 1998. Impax shares are calculated using 1,990,000 shares of series A and B preferred stock as of December 31, 1998 (2,009,000 shares as of June 30, 1999) and 2,147,362 shares of common stock converted at the exchange ratio of 3.3358 per share and 519,631 shares of series C preferred stock converted at the exchange ratio of 5.849 per share. Global shares are calculated using 9,000 shares of series C preferred stock converted at the exchange ratio of 50 per share. Shares used in the pro forma income (loss) per share basic and diluted calculation for the year ended December 31, 1998 are as follows:

   Impax shares based on assumed exchange ratios ..................  16,840,734
   Global preferred shares based on assumed exchange ratio ........     450,000
   Global weighted average common shares issued and outstanding ...   4,432,016
                                                                     ----------
   Shares used in per share calculation ...........................  21,722,750*
                                                                     ==========

Shares used in the pro forma income (loss) per share basic and diluted calculation for the six months ended June 30, 1999 are as follows:

   Impax shares based on assumed exchange ratios ..................  16,904,114
   Global preferred shares based on assumed exchange ratio ........     450,000
   Global weighted average common shares issued and outstanding ...   6,995,831
                                                                     ----------
   Shares used in per share calculation ...........................  24,349,945*
                                                                     ==========

----------
* Because there are pro forma net losses in both the six-month period ended June 30, 1999 and the year ended December 31, 1998, only the common shares outstanding have been used to calculate both the basic earnings per share and diluted earnings per share as the inclusion of the potential common shares would be anti-dilutive.

Note: In-process research and development costs in the amount of $1,425, which will be written off immediately after the transaction is completed, have been excluded from these unaudited pro forma combined statements of operations.

          UNAUDITED PRO FORMA COMBINED BALANCE SHEET AT JUNE 30, 1999
                (in thousands, except share and per share data)


                                                       Global             Impax
                                                   Pharmaceutical    Pharmaceuticals,       Pro Forma            Pro Forma
                                                     Corporation           Inc.            Adjustments           Combined
                                                   --------------    ----------------     --------------       -------------
Assets
Current assets:
 Cash and cash equivalents .....................     $   2,602          $    589                                 $  3,191
 Short term investments ........................           507             8,062                                    8,569
 Accounts receivable ...........................         2,583                --                                    2,583
 Inventories ...................................         1,321                --           $      48 (1a)           1,369
 Prepaid expenses and other ....................           118               278                                      396
                                                     ---------          --------           ---------             ---------
 Total current assets ..........................         7,131             8,929                  48               16,108
Property, plant and equipment, net .............         3,890             2,850               1,631 (1b)           8,371
Intangible assets, net .........................           765                --               4,472 (1c)          38,311
                                                                                               1,425 (1e)
                                                                                              (1,425)(2)
                                                                                              33,074 (1f)
Deferred financing costs, net ..................            24                --                 (24)(1d)              --
Investments ....................................           684                --                                      684
Deposits .......................................            --               109                                      109
                                                     ---------          --------           ---------             ---------
Total Assets ...................................     $  12,494          $ 11,888           $  39,201             $ 63,583
                                                     =========          ========           =========             =========
Liabilities and Stockholders' Equity
Current liabilities
 Accounts payable ..............................     $   1,149          $    378                                 $  1,527
 Notes payable .................................           764                --                                      764
 Current portion of long-term debt .............           168                --                                      168
 Accrued expenses ..............................         1,595                53                                    1,648
                                                     ---------          ---------          ---------             --------
 Total current liabilities .....................         3,676               431                                    4,107
Long-term debt .................................         1,876                --                                    1,876
Accrued compensation ...........................            --               520                                      520
                                                     ---------          --------           ---------             --------
Total Liabilities ..............................         5,552               951                                    6,503
                                                     ---------          --------           ---------             --------
Mandatorily redeemable preferred stock .........         5,900                --              (5,900)(3c)          22,000
                                                                                              17,000 (3d)
                                                                                               5,000 (3f)
                                                                                           ---------
Stockholders' Equity
 Preferred stock ...............................            --            24,999             (24,999)(3a)              --
 Common stock ..................................            73               335                (335)(3b)             246
                                                                                                 173 (3e)
 Additional paid-in capital ....................        25,106             2,227             (25,106)(1h)          52,883
                                                                                              41,595 (1g)
                                                                                               9,061 (3g)
 Unearned compensation .........................                          (1,715)                                  (1,715)
 Accumulated deficit ...........................       (24,137)          (14,909)             (1,425) (2)
                                                                                              24,137 (1i)         (16,334)
                                                     ---------          --------           ---------             --------
Total Stockholders' Equity .....................         1,042            10,937              23,101               35,080
                                                     ---------          --------           ---------             --------
Total Liabilities and Stockholders' Equity .....     $  12,494          $ 11,888          $   39,201             $ 63,583
                                                     =========          ========           =========             ========

            NOTES TO THE UNAUDITED PRO FORMA COMBINED BALANCE SHEET:
             (dollars in thousands, except share and per share data)

     Because the merger will be accounted for as a reverse acquisition purchase and Impax, which is treated as the acquirer for accounting purposes, is receiving Global common stock and preferred stock rather than Global's assets and liabilities, the fair market value of the Global common stock and preferred stock outstanding for a reasonable period of time before and after the announcement of the merger determines the purchase price for accounting purposes. For purposes of the pro forma statements, the purchase price for Global consists of the following:

     Global stock issued and outstanding .....................    $40,050
     Global stock options and warrants at fair value .........      7,063
     Direct expenses of the purchase .........................        455
                                                                  -------
        Total purchase price .................................    $47,568
                                                                  =======

     The average market value of Global common stock for a reasonable period of time before and after the announcement of the merger was $3.925 per share and there were 7,254,053 common shares issued and outstanding. There were also 9,000 shares of Global Series C preferred stock and 50,000 shares of Global Series D preferred stock outstanding of the date of acquisition with an aggregate fair value of $11,578. The fair value of Global stock options and warrants was determined using the Black-Scholes option pricing model. The fair value of each option and warrant was estimated on the date of grant with the following assumptions: (i) no expected dividend yield in 1999, (ii) expected stock price volatility of 108.26%, (iii) weighted average risk free interest rate of 5.89% and (iv) expected life of option of five years in 1999.

     The direct expenses of the purchase consist primarily of legal, accounting and other fees.

     1. For purposes of determining the pro forma effect of the acquisition on the combined financial statements, the fair value of Global's net assets have been estimated in accordance with Accounting Principles Board Opinion No. 16:

     Net assets of Global at June 30, 1999 ...................................... $ 6,942
     Fair value adjustments:
     1a. Adjustment of inventory to estimated fair value ........................      48
     1b. Adjustment of property, plant and equipment to estimated fair value ....   1,631
     1c. Adjustment of other intangibles to estimated fair value ................   4,472
     1d. Adjustment of deferred financing costs to estimated fair value .........     (24)
     1e. Adjustment to record in-process R&D at estimated fair value ............   1,425
     1f. Recording of goodwill ..................................................  33,074
                                                                                  -------
                                                                                  $47,568
                                                                                  =======

     The purchase price was allocated to the mandatorily redeemable preferred stock and shareholders equity as follows:

     Purchase Price .........................................    $47,568
     Less amounts allocated:
      Mandatorily redeemable preferred stock ................     (5,900)
      Common stock ..........................................        (73)
                                                                 -------
     Amount allocated to additional paid-in capital .........    $41,595(1g)
                                                                 =======

     Additionally as part of the purchase price allocation, the Global historical additional paid-in capital balance of $25,106(1h) and accumulated deficit of ($24,137)(1i) are written off.

     2. Purchased in-process research and development represents the value assigned in a purchase business combination to research and development projects of the acquired business that were commenced, but not yet completed, at the date of acquisition and which, if unsuccessful, have no alternative future use in research and development activities or otherwise. In accordance with Statement of Financial Accounting Standards No. 2, "Accounting for Research and Development Costs," as interpreted by FASB Interpretation No. 4, amounts assigned to purchased in-process research and development meeting the above criteria must be charged to expense at the date of consumption of the purchase business combination. In this regard, the company estimates charges for purchased in-process research and development of $1,425 with respect to the merger. The company has not reflected any adjustments to the pro forma statements of operations for the year ended December 31, 1998 or the six months ended June 30, 1999 as any adjustment is considered to be a non-recurring charge directly related to this transaction. The impact of the write-off of in-process research and development has been reflected in stockholders' equity as at June 30, 1999. The company believes that the assumptions and forecasts used in valuing purchased in-process research and development are reasonable. No assurance can be given, however, that future events will transpire as estimated. As such, actual results may vary from the projected results.

     The valuation of in-process research and development followed established pharmaceutical industry practices used to value and manage in-process research and development. A simplified model of that valuation methodology is as follows:

             Cash Flows from Successful Completion
     Less:   Cash Flows to Complete
     Less:   Return on assets Employed
             -------------------------------------
     Equals: Adjusted Cash Flows
     Times:  Probability of Technical Success
             -------------------------------------
     Equals: Risk Adjusted Cash Flows
     Times:  Present Value Factor
             -------------------------------------
     Equals: Fair Value

     Cash Flows from Successful Completion represents the estimated future revenues forecast to be earned over the life of the product less the costs and expenses required to generate those revenues, assuming successful completion of the project in process. Cash Flows to Complete represents the estimated future research and development costs required to complete the project, assuming the project is ultimately successful. Return on Assets Employed represents an allocation of the estimated future profits from the product to existing assets, including identifiable intangible assets, thereby ensuring that all appropriate future cash flows are attributed to existing assets for purposes of determining their fair value. Probability of Technical Success represents management's assessment of all risks associated with successfully completing a given project.

     Management has identified four products which have been valued as in-process research and development. Management estimates that these products range from 12% to 87% complete. In the aggregate, these products will require a total of approximately $1,225,000 of research and development expenditures to complete. Estimated remaining research and development expenditures for individual products range from $30,000 to $450,000.

     New product development efforts for generic drugs generally involve four main areas:

     1. Pre-formulation

     2. Formulation development

     3. Method development and validation

     4. Bioequivalency

     5. Regulatory filing

     o Pre-formulation involves analytical testing of the reference product, sourcing of necessary ingredients and review of literature searches to aid in formulation development.

     o Formulation development involves the lab scale production of experimental batches to determine the optimal formula or formulas which best match the desired characteristics of the reference product. This stage ends with production of pivotal batch(es) for bioequivalency testing.

     o The method development and validation stage involves the development of the manufacturing process and the validation that the process creates the appropriate results.

     o Bioequivalence testing involves the comparative evaluation of the test and reference products in human volunteers according to preset protocols. Typically this is the most costly phase of new product development.

     o Regulatory filing involves collection, assembly and review of all of the information and data required for the applicable regulatory filing with the FDA.

     For one compound, the Company needs to complete phases 4 and 5. For two of the compounds, the Company needs to complete phases 2 through 5. For one of the compounds, the Company needs only to revalidate the method.

     Commercialization is expected to be achieved in 2001 for one of the compounds and in 2002 for the remaining three. For all of the above compounds the brand name drug patent has previously expired.

     3. As a result of the proposed transaction, the pro forma impact of the conversion of the historical equity of Impax and Global is as follows:

     3a. Elimination of Impax historical preferred stock .................   $(24,999)
     3b. Elimination of Impax historical common stock ....................       (335)
     3c. Elimination of Global historical Series C and D preferred stock..     (5,900)
     3d. Establish Global Series 1-B preferred stock .....................     17,000
     3e. Establish new common stock ......................................        173
     3f. Establish Global Series 1-A preferred stock .....................      5,000
                                                                             --------
     3g. Establish pro forma additional paid-in capital ..................   $  9,061
                                                                             ========

     According to the merger agreement, each share of Impax common stock, Series A preferred stock and Series B preferred stock is converted into 3.3358 shares of Global common stock and each share of Impax Series C preferred stock is converted into 5.849 shares of Global common stock. In addition, each share of Global Series C preferred stock is converted into 50 shares of Global common stock. The following summarizes the shares to be issued and the determination of par value of the common stock on a pro forma combined basis:

Conversion of Impax Stock to Global Common Stock

     Impax common stock issued and outstanding at June 30, 1999 .............      2,147,362
     Impax Series A preferred stock issued and outstanding at June 30, 1999..      1,580,000
     Impax Series B preferred stock issued and outstanding at June 30, 1999..        429,000
                                                                                 -----------
     Total ..................................................................      4,156,362
     Exchange ratio .........................................................         3.3358
                                                                                 -----------
     Shares issued ..........................................................     13,864,792
                                                                                 -----------
     Impax Series C preferred stock issued and outstanding at June 30, 1999..        519,631
     Exchange ratio .........................................................          5.849
                                                                                 -----------
     Shares issued ..........................................................      3,039,322
                                                                                 -----------
     Conversion of Global Preferred Stock to Global Common Stock
     Global Series C preferred stock issued and outstanding at June 30, 1999           9,000
     Exchange ratio .........................................................             50
                                                                                 -----------
     Shares issued ..........................................................        450,000
                                                                                 -----------
     Pro forma combined common stock shares issued ..........................     17,354,114
     Par value per share ....................................................    $       .01
                                                                                 -----------
     Pro forma combined common stock par value ..............................    $       173
                                                                                 ===========

     According to the merger agreement, each share of Impax Series D preferred stock is converted into .05 shares of Global Series 1-B mandatorily redeemable preferred stock. At June 30, 1999, there were 3,400,000 shares of Impax Series D preferred stock outstanding. In addition, each share of Global Series D preferred stock is converted into one share of Global Series 1-A mandatorily redeemable preferred stock. At June 30, 1999, there were 50,000 shares of Global Series D preferred stock outstanding. Therefore, for purposes of the unaudited pro forma combined balance sheet, 220,000 shares of Global Series 1-A and 1-B mandatorily redeemable preferred stock will be issued. The following summarizes the shares to be issued and the determination of par value of the Series 1-A and 1-B mandatorily redeemable preferred stock on a pro forma combined basis:

Conversion of Impax Preferred Stock to Global Series 1-B preferred stock:
   Impax Series D preferred stock issued and outstanding at June 30, 1999 ................   3,400,000
   Exchange ratio ........................................................................         .05
                                                                                             ---------
   Shares issued .........................................................................     170,000
   Redemption value per share ............................................................   $     100
   Pro forma Global Series 1-B preferred stock at redemption value .......................   $  17,000
                                                                                             =========
Conversion of Global Preferred Stock to Global Series 1-A Convertible Preferred Stock:
   Global Series D preferred stock issued and outstanding at June 30, 1999 ...............      50,000
   Exchange ratio ........................................................................           1
                                                                                             ---------
   Shares issued .........................................................................      50,000
                                                                                             ---------
   Redemption value per share ............................................................   $     100
                                                                                             ---------
   Pro forma Global Series 1-A at redemption value .......................................   $   5,000
                                                                                             =========

     The combined company is required to redeem the Series 1-A and Series 1-B preferred stock, on March 31, 2004, at a price per share equal to $100 plus all declared but unpaid dividends. The holders of the Series 1-A and 1-B preferred stock can also require the redemption of their preferred stock upon the happening of certain events, including the sale of the combined company or its assets, the elimination of a public trading market for shares of its common stock, or the insolvency of or bankruptcy filing by the combined company.

     4. The unaudited pro forma combined financial information does not give effect to any one-time charges, restructuring costs, nor any potential cost savings, revenue enhancements or other synergies that could result from the merger. To the extent that any restructuring costs are accounted for as accrued liabilities and included in the allocation of the purchase price consideration, goodwill would increase and the pro forma net loss included in the unaudited pro forma combined statement of income would increase as a result of increased amortization expense.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             Impax Laboratories, Inc.

Date: May 11, 2000                           By: /s/ Cornel C. Spiegler
      ------------                               ------------------------------
                                                 Name:  Cornel C. Spiegler
                                                 Title: Chief Financial Officer

EXHIBIT INDEX

Number    Title
------    -----

  2.1 Agreement and Plan of Merger, dated as of July 26, 1999, between Global Pharmaceutical Corporation and Impax Pharmaceuticals, Inc.*

  3.1 Certificate of Designations of Series 1-A Convertible Preferred Stock and Series 1-B Convertible Preferred Stock.*

----------
* Incorporated by reference to such exhibit previously filed with the Company's Registration Statement on Form S-4 (Registration #333-90599) filed with the Securities and Exchange Commission on November 9, 1999.